CERTIFICATE OF INCORPORATION
                                       OF
                   Maglio-AccuFacts Pre-Employment Screening,
                                      Inc.

     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     1. Name. The name of the corporation is Maglio-AccuFacts Pre- Employment Screening, Inc. (hereinafter called the "Corporation").

     2. Address; Registered Agent. The address of the Corporation's registered office is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805; and its registered agent at such address is Corporation Service Company.

     3. Nature of Business; Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



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     4.  Number  of  Shares.  The total  number  of  shares  of stock  which the
Corporation shall have authority to issue is One Thousand (1,000) with a par value of $.01 per share. All such shares are of one class and are shares of common stock.

     5. Name and Address of Incorporator. The name and mailing address of the incorporator is: David E. Tripodi, c/o Frankfurt, Garbus, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022.

     6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal any by-laws of the Corporation; provided, that any by-laws made or amended by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.


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     8.  Compromise  and  Arrangements.  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation  as  consequence  of  such  compromise  or  arrangement,   the  said
compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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     9. Liability of Directors.  The personal  liability of the directors of the corporation is hereby  eliminated to the fullest  extent  permitted by paragraph
(7) of sub- section (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     10. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto.

     IN WITNESS WHEREOF, this Certificate has been signed on this 22nd day of September, 1999, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.


                                            /s/ David E. Tripodi
                                           -----------------------------------
                                           David E. Tripodi, Sole Incorporator

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